Exhibit 10.1

SAMSON OIL & GAS N.L.
(ACN 009 069 005)

and

ARNDT ENERGY LIMITED

CONSULTANCY AGREEMENT

CONSULTANCY AGREEMENT made I December 2005

BETWEEN:

(1)	SAMSON OIL & GAS N.L. (ACN 009 069 005), (the “Company”); and

(2)	ARNDT ENERGY LIMITED (the “Consultant”).

RECITALS:

(A)	The Company requires the services of a competent executive to act as the Managing Director of the Company and to perform the Services.

(B)	The Company has requested the Consultant to make available the Executive and to provide the Services, which the Consultant has agreed to do on the terms and conditions of this agreement.

OPERATIVE PROVISIONS:

1.    INTERPRETATION

1.1    Definitions

In this agreement, unless the context otherwise requires:

“ASX” means Australian Stock Exchange Limited;

“Board” means the board of directors of the Company;

“Business Day” means a day on which banks generally are open for the full range of banking business in Perth;

“Company” means Samson Oil & Gas N.L. (ACN 009 069 005) of Level 36, Exchange Plaza, 2 The Esplanade, Perth, WA 6000

“Consultancy Fee” has the meaning given to that expression in clause 5.1;

“Corporations Act” means the Corporations Act 2001 (Cth);

“Effective Date” means 1 July 2005;

“Executive” means Terence Maxwell Barr of 248 Wild Irishman Road, Keystone 80435, Colorado, USA;

“GST” means the goods and services tax described in the A New Tax System (Goods and Services Tax) Act 1999 (Cth), and includes any replacement or subsequent similar tax;

“month” means calendar month;

“Services” means the services set out in the schedule;

“Subsidiaries” means Samson Oil & Gas USA Inc. and Kestrel Energy Inc., both companies incorporated in Colorado, USA; and

“Term” has the meaning given to that expression in clause 4.

1.2    General

In this agreement unless the context otherwise requires:

(a)
a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

(b)	the singular includes the plural and vice versa;

(c)	a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d)	a reference to any gender includes all genders;

(e)	a reference to a recital, clause or schedule is to a recital, clause or schedule of or to this agreement;

(f)	a recital, schedule, annexure or a description of the parties forms part of this agreement;

(g)	a reference to any party to this agreement or any other document or arrangement includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(h)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(i)	a reference to a “related body corporate” of a body corporate is to a body corporate which is related to that body corporate within the meaning of section 50 of the Corporations Act; and

(j)	a reference to “dollars” or “$” is to Australian currency.

2.     ENGAGEMENT

The Company agrees to engage the Consultant and the Consultant agrees to provide the Services on and subject to the terms and conditions of this agreement.

3.    SERVICES TO BE PROVIDED

3.1    Provision of Services

The Services shall be provided to the Company by the Consultant making available the services of the Executive on the terms of this agreement.

3.2    Time and attention

During the Term the Consultant must procure that the Executive devotes such of his time and attention to the provision of the Services as the Board reasonably requires from time to time, subject to a minimum of 47 weeks per annum and 40 hours per week (or as otherwise agreed in writing between the Company and the Consultant from time to time).

3.3    Standard of performance

During the Term the Consultant must procure that the Executive performs the Services in a competent and professional manner with the standard of diligence and care normally employed by a properly qualified person in the performance of comparable duties and in accordance with generally accepted practices appropriate to the activities undertaken.

3.4    No restriction on provision of services to others

Nothing contained in or implied by this agreement prevents the Consultant or the Executive from providing or agreeing to provide to any other person, firm or company services the same as or similar to the Services provided that:

(a)	the provision of such services does not in any way impair or hinder the performance by the Consultant of its duties under this agreement;

(b)	the Consultant first obtains the consent of the Company’s chairmanbefore providing such services to a company listed on ASX; and

(c)	such services are not provided to an entity with interests in oil or gas projects.

4.    TERM

The Consultant's engagement to provide the Services is for a term of 3 years commencing on the Effective Date, subject to earlier termination of that engagement in accordance with clause 7.

5.    CONSULTANCY FEE AND EXPENSES

5.1    Consultancy Fee

In consideration of the Consultant providing the Services to the Company, the Company will pay to the Consultant a fee at the rate of $230,000 per annum (or such other rate as may be agreed between the Company and the Consultant from time to time), payable in arrears by 12 equal instalments on the second Business Day of each month, with the first payment to be made on [2 August] 2005.

5.2    Expenses

In addition to the Consultancy Fee, on production of the relevant receipt, voucher, docket or other appropriate evidence, the Consultant shall be reimbursed all reasonable travelling, hotel or other expenses of the Executive incurred in or about the performance of the Services.

5.3    Living Expenses

In addition to the Consultancy Fee, the Company will assist the Consultant in discharging its duties under this agreement by providing an allowance of $50,000 per year to assist in meeting the Executive’s living expenses in the USA, such allowance to be payable in arrears by 12 equal instalments on the second Business Day of each month.

5.4    Spousal Travel

The Consultant at its discretion may elect for the Executive to travel with his spouse in the execution of the Services, the reasonable cost of which shall be borne by the Company. Such travel shall be approved on a case by case basis by the Chairman of the Board.

6.    REVIEW

The Consultancy Fee shall be reviewed no later than 1 month after each anniversary of this agreement or after such other period as may be agreed between the parties. No review shall result in a reduction of the Consultancy Fee.

7.    TERMINATION

7.1    By the Company

The Company may terminate this agreement:

(a) immediately by notice to the Consultant if:

(i)	the Consultant or the Executive is guilty of misconduct (including, without limitation, wilful misconduct, fraud or dishonesty) in relation to the affairs of the Company;

(ii)	the Consultant or the Executive is charged with any offence which, in the reasonable opinion of the Board, has injured, or would be likely to injure, the reputation or business of the Company;

(iii)	the Consultant is guilty of any material or persistent default, breach, non-observance or non-performance of any of the terms or conditions of this agreement;

(iv)	the Consultant goes into liquidation (except voluntary liquidation for the purpose of amalgamation or reconstruction) or has an administrator appointed to it;

(v)	a receiver or receiver and manager is appointed over the whole or any part of the undertaking or assets of the Consultant;

(vi)	the Executive commits an act of bankruptcy or ceases for any reason to be eligible to hold office as a director of a company; or

(vii)	the Executive becomes permanently incapable, through death, illness or other incapacity, from performing the Services; or

(b) by giving 1 month’s notice and paying to the Consultant a termination payment equal to the larger of:

(i)	the amount which the Consultant would have received under clauses 5.1 and 5.3 (at the rate prevailing at the date of termination) had this agreement continued for the balance of the Term;

(ii)	the amount which the Consultant would have received under those clauses over a period of 12 months (at the rate prevailing at the date of termination).

7.2    By the Consultant

The Consultant may terminate this agreement:

(a)  immediately by notice to the Company if:

(i)	the Company enters into liquidation (except voluntary liquidation for the purpose of amalgamation or reconstruction) or has an administrator appointed to it; or

(ii)	a receiver or receiver and manager is appointed over the whole or any part of the undertaking or assets of the Company; or

(b) by giving 28 days’ notice if the Company fails to pay any money due to the Consultant under this agreement within 14 days after receipt of a notice from the Consultant demanding such payment.

7.3    Payment by the Company on termination

If this agreement is terminated pursuant to clause 7.1(a), no cancellation or termination payment is payable by the Company. Any Consultancy Fee due in respect of Services provided by the Consultant prior to that termination will be paid within 7 days after presentation to the Company of an invoice from the Consultant.

7.4    No further claims

On payment by the Company of any amount payable under clause 7.1(b) or 7.3, the Consultant will have no further claim against the Company for termination of this agreement or otherwise arising out of its provision of the Services under this agreement.

8.    RECORDS AND ACCOUNTS

The Consultant must keep comprehensive and accurate records and accounts of the Services provided by it under this agreement and the Company will have the right to inspect those records and accounts at any time during normal business hours.

9.    CONFIDENTIALITY

9.1    Confidential Information

All documents, notes and memoranda of any information concerning the business or affairs of the Company or any related body corporate of the Company made or received by the Consultant during its appointment under this agreement are the property of the Company or such related body corporate (as the case may be) and the Consultant must deliver all such documents, notes and memoranda and all copies of and extracts or extrapolations from them to the Company immediately following the termination of its appointment under this agreement, or at any time during the Term at the request of the Board.

9.2    Securities Dealings

The Consultant must comply with the policy of the Company (as in force from time to time) regarding dealing in securities of the Company or any related body corporate of the Company.

9.3    Disclosure

Without prejudice to any common law duties or obligations of the Consultant, the Consultant must not (except in the proper course of its duties) either during or after its appointment under this agreement divulge to any person, and must use its best endeavours to prevent the publication or disclosure of, any trade secret or any confidential information concerning the business or affairs of the Company or any related body corporate of the Company or any of their respective dealings, transactions or affairs.

9.4    Compliance by Executive

The Consultant must procure that the Executive complies in all respects with clauses 9.1 to 9.3 (inclusive) as if a reference in those clauses to the Consultant were a reference to the Executive.

10.    INDEMNITY

The Consultant indemnifies and holds harmless each of the Company, its officers and employees (other than the Executive) from and against all liabilities, actions, proceedings, claims or demands against, and any losses, damages, costs or expenses of any of them of whatsoever kind directly or indirectly arising out of or resulting from the provision by the Consultant of the Services or any breach of this agreement by the Consultant, or from any wilful misconduct, fraud or gross negligence on the part of the Executive.

11.    STATUS OF CONSULTANT

11.1    Consultant

The Consultant is an independent contractor and is not, and shall not hold itself out as, an employee, agent, partner or representative of the Company.

11.2    Consultant's Responsibilities

The Consultant acknowledges and agrees that, as between the Consultant and the Company, it shall be solely responsible for the payment of salaries and wages, holiday pay, sick pay, long service leave, any worker’s compensation premiums or entitlements and all other employee benefits and entitlements (including, without limitation, superannuation contributions) to or on behalf of the Executive, and for the making of all tax instalment deductions in respect of the remuneration of the Executive, together with the payment of any fringe benefits tax, payroll tax or other tax or levy which may arise out of or in relation to the performance of the Services by the Executive.

12.    GST

If GST is or will be imposed on a supply made under or in connection with this agreement, the party making that supply may, to the extent that the consideration otherwise provided for that supply is not already stated to include an amount in respect of GST on the supply:

(a) increase the consideration otherwise provided for that supply by the amount of that GST; or

(b) otherwise recover from the other party the amount of that GST.

13.    NOTICES

13.1    Method of giving notices

A notice required or permitted to be given by one party to another under this agreement shall be in writing, addressed to the other party and:

(a)	delivered to that party's address;

(b)	sent by pre-paid mail to that party's address; or

(c)	transmitted by facsimile to that party's address.

13.2    Time of receipt

A notice given to a party in accordance with clause 13.1 is treated as having been given and received:

(a)	if delivered to a party's address, on the day of delivery if a Business Day, otherwise on the next following Business Day;

(b)	if sent by pre-paid mail, on the third Business Day after posting; or

(c)	if transmitted by facsimile to a party's address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next following Business Day.

13.3    Address of parties

For the purpose of clause 13.2, the address of a party is the address set out below or another address of which that party may from time to time give notice to the other party:

Company:	Samson Oil & Gas N.L.

Attention:	The Company Secretary
Address:	Level 36, Exchange Plaza
2 The Esplanade
PERTH WA 6000

Facsimile:	(08) 9220 9820

Consultant:	ARNDT ENERGY LIMITED

Attention:	James Wolfson
Address:	Trident Trust Company Trident Trust Company Limited
Trustees of the Arndt Trust
11 Bath Street
PO Box 398
St Helier, JERSEY JE4 8UT
Facsimile:	44 1534 727 195

14.    LAW AND JURISDICTION

14.1    Governing law

This agreement is governed by the law in force in Western Australia.

14.2    Submission to jurisdiction

The parties submit to the non-exclusive jurisdiction of the courts of Western Australia and any courts that may hear appeals from those courts in respect of any proceedings in connection with this agreement.

15.    ASSIGNMENT

Neither party may assign its rights or obligations under this agreement without the prior written consent of the other party.

16.    COSTS

All costs of and incidental to the preparation and stamping of this agreement shall be borne by the Company.

17.    GENERAL

17.1    Waiver

The failure, delay, relaxation or indulgence on the part of any party in exercising any power or right conferred upon that party by this agreement does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right under this agreement. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

17.2    Severability

Any provision in this agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the validity or enforceability of the remaining provisions of this agreement, or of that provision in any other jurisdiction.

17.3    Further assurance

Each party shall do, sign execute and deliver all agreements, documents, instruments and acts reasonably required of it by notice from the other party to effectively carry out and give full effect to this agreement and the rights and obligations of the parties under it.

17.4    Amendment

This agreement may only be amended or supplemented in writing, signed by the parties.

SCHEDULE

The Services

In the fulfilment of the Consultant’s obligations under clause 3.1, the Executive must:

(a)	be responsible for the promotion, marketing, strategic planning and supervision of exploration and development programmes and the business development of the Company and the Subsidiaries;

(b)	on an annual basis consult and agree with the Board goals and priorities for achievement in the ensuing year and strive to implement those goals and priorities;

(c)	faithfully and diligently perform the duties of Managing Director; and

(d)	perform such other duties and accept such additional responsibilities consistent with his position as the Board may from time to time assign to him.

EXECUTED as an agreement.

EXECUTED by SAMSON OIL & GAS N.L. in accordance with section 127 of the Corporations Act:

/s/ David Cairns	/s/ Denis Rakich
Signature of director David Cairns Name of director	Signature of director/secretary Denis Rakich Name of director/secretary

EXECUTED by ARNDT ENERGY LIMITED

/s/ David E. Bryant	/s/ Phillipa S. Orchard
Signature of director David E. Bryant Name of director	Signature of director/secretary Phillipa S. Orchard Name of director/secretary